EXHIBIT 99.1

YOUNG BROADCASTING ANNOUNCES FIRST QUARTER STATION OPERATING
PERFORMANCE INCREASES 61%

Local Advertising Increases by 8.4% at Affiliate Stations

NEW YORK, May 4, 2006 — Young Broadcasting Inc. (“YBI”) (NASDAQ:YBTVA) today announced strongly improved results for the first quarter ended March 31, 2006 as compared to the same period in 2005.

Station Operation Performance (SOP), a non-GAAP measure as described below, increased by 61% during the first quarter to $8.6 million as compared to $5.4 million in 2005. Driving this increase was net revenue growth of 6.3% due to continued success in the Company’s local advertising sales programs while expense reductions implemented in 2005 caused operating expenses to decline 1% compared to the first quarter of 2005. Additionally, corporate overhead declined 11.3% during the first quarter of 2006.

The Company’s nine affiliate stations saw local advertising revenue increase by 8.4% in the first quarter as compared to the year earlier period. Total revenues for the affiliates, including national and political advertising, jumped 9.1% during the first quarter.

Vincent Young’s Comments

“This quarter is a confirmation of our strategic plan to increase local revenues through our 3rd leg sales initiative while reducing operating costs,” said Vincent Young, Chairman of Young Broadcasting Inc. He added, “We see our affiliates continuing to perform well throughout the year. We’re also encouraged by prospects at KRON which should benefit from a high level of political activity in California and its new affiliation with News Corporation’s MyNetworkTV which will launch on September 5, 2006.”

First Quarter Review

Highlights of the first quarter of 2006 include the following:

•                  KRON-TV forms partnership with MyNetwork TV with anticipated strong entertainment programming and expanded advertising opportunities.

•                  KRON-TV won the prestigious National Association of Broadcasters’ Service to America for its series Students Rising Above that focused on children overcoming personal adversity to succeed in education.

•                  All the Company’s network affiliates in the five markets that report total market revenues grew their share of revenue at a faster growth rate than the market as a whole; in some cases more than twice the market’s growth rate.

•                  All ABC affiliates have dramatically increased their household ratings over the past two years based upon the February 2006 ratings period-WKRN-TV +28%, WTEN-TV +44%, WRIC-TV +41%, WATE-TV +28%, WBAY-TV +38%.

•                  Despite competition from The Winter Olympics on NBC and American Idol on Fox, the Company’s ABC affiliated stations increased their SOP by 47% in the first quarter of 2006 as compared with 2005.

•                  Operating expense declined 1% despite $1.5 million of additional programming costs resulting from the addition of Sex in the City in the fourth quarter of 2005 and several other shows at several stations.

•                  WLNS-TV, Lansing, MI, took over the day-to-day operations for WHTV-TV, the UPN affiliate serving Jackson and Lansing, as part of a previously announced agreement with Venture Technologies.

•                  The Radio Television News Directors Association honored WBAY-TV with five Edward R Murrow Awards for excellence in local broadcasting. KELO-TV and WATE-TV each received one Murrow Award.

•                  The Louisiana Association of Broadcasters bestowed the “Television Station of the Year” award on KLFY-TV, Lafayette, LA for the fifth time in the last 9 years.

Use of Non-GAAP Measures

Station operating performance (“SOP”) is not a financial measure calculated in accordance with generally accepted accounting principles (GAAP) in the United States. The Company defines SOP as operating income, plus non-cash compensation to employees, corporate overhead, depreciation and amortization. The Company believes that SOP is useful information for investors because it enables them to assess the Company’s television stations’ performance in a manner similar to the method used by management and it provides a measure that can be used to analyze, value and compare companies in the television industry. A limitation of this measure, however, is that it excludes depreciation and amortization, which represent the periodic costs of capitalized tangible and intangible assets used in the Company’s business. It also excludes the cost of corporate overhead required to manage the group of stations owned by the Company and non-cash compensation of employees which principally represents the Company’s contribution of stock to the 401(k) plan offered to employees and the costs recognized from certain stock compensation transactions.

SOP should not be regarded as an alternative to either operating income or net loss as an indicator of operating performance or to the statement of cash flows as a measure of liquidity, nor should it be considered in isolation or as a substitute for financial measures prepared in accordance with GAAP. The Company believes that operating income (loss) is the most directly comparable GAAP financial measure to the SOP financial measure. Reconciliations of historical presentations of SOP to operating loss, its most directly comparable GAAP financial measure, are provided in the attachment to this release.

First Quarter Conference Call

Young Broadcasting has scheduled a conference call for Thursday, May 4, 2006 at 11:00 AM (ET) following the release of its first quarter earnings report. You may participate in the conference call by dialing 888-552-9135 (Passcode: YOUNG, Leader: Vincent Young). This will enable you to listen to the presentation. At the end of the presentation you will have the opportunity to participate in a Q&A session with Vincent Young, CEO of Young Broadcasting Inc. and with James Morgan, the company’s CFO.

You may listen to a live webcast of the call by going to www.youngbroadcasting.com. The archive will be available for replay through June 4, 2006. The webcast is also being distributed through the Thomson StreetEvents Network. Individual investors can listen to the call at www.earnings.com, Thomson’s individual investor portal, powered by StreetEvents. Institutional investors can access the call via Thomson StreetEvents (www.streetevents.com), a password-protected event management site. You may listen to a telephone replay of the entire call by dialing 800-925-0735 through May 10, 2006.

About Young Broadcasting

Young Broadcasting owns ten television stations and the national television representation firm, Adam Young Inc. Five stations are affiliated with the ABC Television Network (WKRN-TV — Nashville, TN, WTEN-TV — Albany, NY, WRIC-TV — Richmond, VA, WATE-TV — Knoxville, TN, and WBAY-TV — Green Bay, WI), three are affiliated with the CBS Television Network (WLNS-TV — Lansing, MI, KLFY-TV — Lafayette, LA and KELO-TV — Sioux Falls, SD) and one is affiliated with the NBC Television Network (KWQC-TV — Davenport, IA). KRON-TV — San Francisco, CA is the largest independent station in the U.S. and the only independent VHF station in its market. KRON-TV will become a MyNetwork TV affiliate in 3rd quarter 2006. The Company also operates a separate UPN Network station using its digital broadcast facilities in Sioux Falls, South Dakota.

Any statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Readers are advised that such forward-looking statements are subject to risks and uncertainties that could significantly affect actual results from those expressed in any such statements. Readers are directed to Young Broadcasting’s Annual Report on Form 10-K for the year ended December 31, 2005, as well as its other filings from time to time with the Securities and Exchange Commission, for a discussion of such risks and uncertainties. Such risks and uncertainties include, among other things, the impact of changes in national and regional economies, the ability to successfully integrate acquired television stations (including achievement of synergies and cost reductions), pricing fluctuations in local and national advertising, volatility in programming costs and geopolitical factors. Statements included in this press release are based upon information known to the Company as of the date of this press release, and the Company assumes no obligation to update or revise the forward-looking statements contained in this press release, except as otherwise required by applicable federal securities laws.

Contact: Vincent Young, Chairman, James Morgan, Chief Financial Officer — 212-754-7070 or Don Ciaramella of The Lippin Group at 212-986-7080

YOUNG BROADCASTING INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended March 31,
	2005	2006
	(dollars in thousands, except per share data)
Net revenue	$45,509	$48,386
Operating expenses	44,859	44,400
Depreciation and amortization	6,392	4,793
Operating loss	(5,742)	(807)

Interest expense, net	(15,824)	(15,859)
Non-cash change in market valuation of swaps	(1,823)	-
Other (expenses) income, net	(155)	(1,228)
	(17,802)	(17,087)

Loss from continuing operations before income taxes	(23,544)	(17,894)
Income tax expense	(7,015)	(12,741)
Loss from continuing operations	(30,559)	(30,635)

Income from discontinued operations, net of tax, including gain of $11.2 million in 2005	11,208	—
Net loss	$(19,351)	$(30,635)

Net loss per common share - basic	$(0.96)	$(1.46)
Weighted average shares - basic	20,055,996	20,937,995

Other Financial Data:

Amortization of program license rights	5,335	$6,856
Payments for program license liabilities	5,452	6,699
Capital expenditures	1,227	938

Reconciliation of Station Operating Performance to Operating Loss:

Operating loss	(5,742)	(807)
Plus:
Non-cash compensation	619	1,016
Depreciation and amortization	6,392	4,793
Corporate overhead	4,090	3,626
Station Operating Performance	$5,359	$8,628